SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):  November 2, 2000


                            FOAMEX INTERNATIONAL INC.
                                   FOAMEX L.P.
                           FOAMEX CAPITAL CORPORATION
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


         Delaware                      0-22624                   05-0473908
         Delaware                      1-11432                   05-0475617
         Delaware                      1-11436                   22-3182164
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(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)


1000 Columbia Avenue, Linwood, PA                                  19061
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code (610) 859-3000




                                       N/A
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

On November 2, 2000, Foamex International Inc. (the "Company") closed the share exchange under its agreement with The Bank of Nova Scotia (the "Bank") dated July 31, 2000, pursuant to which the Bank exchanged 1,500,000 shares of the Company's common stock, par value $.01 per share, for 15,000 shares of the Company's Series B preferred stock, par value $1.00 per share (the "Series B Preferred Stock"). The Series B Preferred Stock is subject to the terms and conditions of the Certificate of Designations of Series B Preferred Stock filed herewith as Exhibit 4.14.1 and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits.

           Exhibit              Description

           4.14.1 Certificate of Designations of Series B Preferred Stock of Foamex International Inc.

                                   Signatures


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 2, 2000

                                            FOAMEX INTERNATIONAL INC.


                                            /s/ John G. Johnson, Jr.
                                            ---------------------------
                                            Name:  John G. Johnson, Jr.
                                            Title: President and Chief
                                                   Executive Officer


                                            FOAMEX L.P.

                                            BY FMXI, INC.
                                              its Managing General Partner


                                            /s/ George L. Karpinski
                                            ---------------------------
                                            Name:  George L. Karpinski
                                            Title: Vice President


                                            FOAMEX CAPITAL CORPORATION


                                            /s/ George L. Karpinski
                                            ---------------------------
                                            Name:  George L. Karpinski
                                            Title: Vice President